                                                                       EXHIBIT 1

                    SUBSCRIPTION AND CONTRIBUTION AGREEMENT
                    ---------------------------------------


          THIS SUBSCRIPTION AND CONTRIBUTION AGREEMENT (this "Agreement") is
                                                              ---------
entered into as of October 24, 2000, by and among KC Holding Corporation, a Delaware corporation (the "Company"), ValueAct Capital Partners, L.P. ("VAC" or
                           -------                                       ---
the "Cash Investor"), and Mark D. Lerdal (the "Exchange Investor" and together
    --------------                             -----------------
with the Cash Investor, the "Investors"). Each capitalized term used and not
                             ---------
otherwise defined herein has the meaning given to such term in Section 9 below.

          Subject to the terms and conditions set forth herein, the parties hereto desire to consummate the following integrated plan of corporate structuring: (i) the Company desires to receive from the Cash Investor, and the Cash Investor desires to deliver to the Company, the amount of cash consideration described herein in exchange for the Company's issuance to the Cash Investor of that certain number of Common Shares (as defined herein) described herein and (ii) the Company desires to receive from the Exchange Investor, and the Exchange Investor desires to contribute to the Company, that number of shares of Target Common Stock (as defined herein) described herein in exchange for the Company's issuance to the Exchange Investor of that certain number of Common Shares described herein.

          NOW, THEREFORE, in consideration of the mutual covenants, agreements, and understandings herein contained, the parties hereto agree as follows:

     1. Authorization of Capital Stock. The Company's authorized capital stock consists of (i) 5,000,000 shares of common stock, par value $0.01 per share (the "Common Shares"), and (ii) 5,000 shares of undesignated preferred
            -------------
stock (the "Preferred Shares").
            ----------------

     2.   Purchase And Sale of Common Shares.

          (a) Subject to the terms and conditions hereof, on the Sale Closing Date (as defined herein) the Company shall issue to the Cash Investor, and the Cash Investor shall purchase from the Company, 865,214 Common Shares for the aggregate cash consideration of $21,630,350. The per share purchase price of such Common Shares is $25.00.

          (b) Subject to the terms and conditions hereof, on the Exchange Closing Date (as defined herein) the Company shall issue to the Exchange Investor, and the Exchange Investor shall purchase from the Company, 472,803 Common Shares (the "Exchange Shares") in exchange for an aggregate of 11,365,458
                    ---------------
shares of common stock, par value $.000l per share ("Target Common Stock"), of
                                                     -------------------
KENETECH Corporation, a Delaware corporation ("Target"). The value per share of
                                               ------
such shares of Target Common Stock transferred by the Exchange Investor to the Company is $1.04.

          (c) Against the delivery by each Investor of the consideration set forth herein or opposite such Investor's name on Schedule I, as the case may be,
                                                 ----------
the Company shall effect the issuances and sales referred to in Sections 2(a) and 2(b) above by executing and delivering to each Investor duly executed certificates evidencing the Common Shares subscribed to by each such Investor, each certificate duly registered in such Investor's name. Any cash payment to be made by the Cash Investor shall be made by wire transfer.

          (d) The closing of the sale of the Common Shares to the Cash Investor (the "Closing") shall take place one business day after the date on which KC
      -------
Merger Corp., a Delaware corporation ("Merger Sub"), a wholly owned subsidiary
                                       ----------
of the Company, shall have accepted for payment the shares of Target Common Stock tendered in the Offer (as defined in that certain Agreement and Plan of Merger, entered into as of the date hereof, by and among the Company, Merger Sub and Target (the "Merger Agreement")). The closing of the exchange by the
                 ----------------
Exchange Investor of Target Common Stock for Exchange Shares (the "Exchange
                                                                   --------
Closing") shall take place at such time on date mutually agreed upon by the
-------
Company and the Exchange Investor but in no event later than December 28, 2000. The Company will immediately contribute to Merger Sub: (i) the proceeds from the sale of the Common Shares to the Cash Investor, who shall immediately deposit such funds with the depository in order to fund the purchase of the shares of Target Common Stock pursuant to the Offer and (ii) the shares of Target Common Stock contributed to the Company by the Exchange Investor. The date of the Sale Closing is herein referred to as the "Sale Closing Date," the
                                                       -----------------
date of the Exchange Closing is herein referred to as the "Exchange Closing
                                                           ----------------
Date" and each are collectively referred to as the "Closing Dates."
----                                                -------------

          (e) On the applicable Closing Dates, the Company shall deliver to each Investor such officers' certificates, good standing certificates and instruments as shall be reasonably requested relating to the transactions contemplated hereby.

          (f) In order to facilitate the contribution of the Exchange Shares by the Exchange Investor, the Exchange Investor shall deliver within ten business days of the date hereof one or more certificates representing all of the Exchange Shares to be contributed by the Exchange Investor to the Company, together with stock powers or other instruments duly endorsed or otherwise sufficient for transfer (the "Exchange Instruments"). The Company shall hold the
                              --------------------
Exchange Instruments in escrow pending the Exchange Closing. On the Exchange Closing Date, the Company is authorized to present the Exchange Instruments to the transfer agent for Target and instruct the transfer agent to register the Exchange Shares in the name of the Company or its designee.

          (g) The Exchange Investor agrees for U.S. federal income tax purposes to treat its exchange of Target Common Stock for Common Shares as described herein as a transaction described in Section 351(a) of the Internal Revenue Code of 1986, as amended.

     3. Restrictions on Stock. None of the Common Shares (including any securities received as a result of dividends, splits or any other forms of recapitalization in respect of such Common Shares) shall be Transferred (as hereinafter defined), either voluntarily or involuntarily, directly or indirectly, except (i) pursuant to an effective registration under the Securities Act (as hereinafter defined), or in a transaction which, in the opinion of counsel reasonably satisfactory to the Company, qualifies as an exempt transaction under the Securities Act and the rules and regulations promulgated thereunder and (ii) in accordance with the terms of the Stockholders Agreement, dated as of the Closing Date, by and among the Company and the Investors (as the same may be amended from time to time, the "Stockholders Agreement"), such agreement to be substantially in the form
 ----------------------
attached hereto as Exhibit A.

     4.   Representations and Warranties of the Company.

          The Company represents and warrants that:

          (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Attached hereto as Exhibits B and C, respectively, are true and complete copies of the Certificate of Incorporation and the Bylaws of the Company as in effect on the date hereof.

          (b) The Company has been recently formed to enter into the Merger Agreement and to consummate the transactions contemplated thereby and has not conducted any business other than in connection therewith and certain start-up activities. Prior to the Exchange Closing Date, the Company will have no assets or liabilities other than those incurred in connection with the Company's incorporation and the Company's start-up activities, and those acquired or assumed pursuant to the Merger Agreement and those acquired or incurred in connection with the transactions contemplated thereby.

          (c) The execution, delivery and performance by the Company of this Agreement and the Merger Agreement and the consummation of the transactions contemplated hereby and thereby are within the corporate powers of the Company. The Board of Directors of the Company (the "Board") has authorized the
                                            -----
execution, delivery, and performance of this Agreement and the Merger Agreement, and each of the transactions contemplated hereby and thereby. No other corporate action is necessary to authorize such execution, delivery and performance, and upon such execution and delivery, each of this Agreement and the Merger Agreement shall constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. The Board has authorized the issuance and delivery of the Common Shares in accordance with this Agreement.

          (d) The Common Shares to be issued and sold by the Company pursuant to this Agreement, when issued in accordance with the provisions hereof, will be validly issued, fully paid and nonassessable, and each Investor will acquire good title to such Common Shares, free and clear of any lien or claim of any kind, other than as contemplated by this Agreement and the Stockholders Agreement or any liens incurred by the Investors, and no stockholder of the Company has any preemptive rights to subscribe for any of such Common Shares.

          (e) Except for filings by the Investors, if any, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, the creation, authorization, issuance, offer and sale of the Common Shares do not require any consent, approval or authorization of, or filing, registration or qualification with, any governmental authority on the part of the Company or the vote, consent or approval in any manner of the holders of any security of the Company as a condition to the execution and delivery of this Agreement or the creation, authorization, issuance, offer and sale of the Common Shares. The execution and delivery by the Company of this Agreement and the Merger Agreement and the performance by the Company of its obligations hereunder and thereunder will not violate (i) the terms and conditions of the Certificate of Incorporation or the Bylaws of the Company, or any agreement or instrument to which the Company is a party or by which it is bound or (ii) subject to the accuracy of the Investors' representations and warranties contained in Section 5 hereof, any federal or state law.

          (f) Immediately prior to the Sale Closing, the Company will have one outstanding Common Share. Immediately after the Exchange Closing, the outstanding capital stock of the Company will consist of 1,338,017 Common Shares and no Preferred Shares. There are, and immediately after the Closing there will be, no outstanding (i) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company,
(ii) options or other rights to acquire from the Company, or other obligations of the Company to issue any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company or (iii) obligations of the Company to repurchase or otherwise acquire or retire any shares of capital stock or any convertible securities, rights or options of the type described in clause (i) or (ii).

          (g) Other than this Agreement, the Merger Agreement, and the Stockholders Agreement, no agreement or other arrangement regarding any class of capital stock of the Company exists between the Company, or any of its affiliates and any Person. The Company is not a party to, has not agreed to be a party to, and does not plan to become a party to any agreement or arrangement with any affiliate, stockholder or other person or entity who will become a stockholder of the Company in connection with the transactions contemplated by the Merger Agreement and this Agreement, which has not been disclosed to each Investor.

          (h) There is no investment banker, broker or finder which has been retained by, will be retained by or is authorized to act on behalf of the Company who will be entitled to any fee or commission from the Target or the Company upon consummation of the transactions contemplated by this Agreement.

          (i) Neither Company, Merger Sub nor any executive officer or director of Company or Merger Sub owns any shares of Target Common Stock (or any security exchangeable for or convertible into such shares).

     5.   Investor Representations.

          Each Investor and with respect to Section 5(h), solely the Exchange Investor, represents and warrants that:

          (a)  Offering Exemption.  The Investor understands that the Common
               ------------------
Shares have not been registered under the Securities Act, nor qualified under any state securities laws, and that they are being offered and sold pursuant to an exemption from such registration and qualification based in part upon such Investor's representations contained herein.

          (b) Knowledge of Offer. The Investor is familiar with the business and operations of the Company and has been given the opportunity to obtain from the Company all information that such Investor has requested regarding its business plans and prospects.

          (c)  Knowledge and Experience; Ability to Bear Economic Risks.  The
               --------------------------------------------------------
Investor has such knowledge and experience in financial and business matters that the Investor is capable of evaluating the merits and risks of the investment contemplated by this Agreement; and the Investor is able to bear the economic risk of this investment in the Company (including a complete loss of this investment).

          (d)  Limitations on Disposition. The Investor recognizes that no
               --------------------------
public market exists for the Common Shares, and none will exist in the future. The Investor understands that the Investor must bear the economic risk of this investment indefinitely unless the Common Shares are registered pursuant to the Securities Act or an exemption from such registration is available, and unless the disposition of such Common Shares is qualified under applicable state securities laws or an exemption from such qualification is available, and that the Company has no obligation or present intention of so registering the Common Shares. The Investor further understands that there is no assurance that any exemption from the Securities Act will be available, or, if available, that such exemption will allow the Investor to Transfer any or all of the Common Shares, in the amounts, or at the times the Investor might propose. The Investor understands at the present time Rule 144 promulgated under the Securities Act by the SEC ("Rule 144") is not applicable to sales of the Common Shares because
          --------
they are not registered under Section 12 of the Exchange Act (as defined herein) and there is not publicly available the information concerning the Company specified in Rule 144. The Investor further acknowledges that the Company is not presently under any obligation to register under Section 12 of the Exchange Act or to make publicly available the information specified in Rule 144 and that it may never be required to do so. The Investor further acknowledges the restrictions on disposition and other terms set forth in the Stockholders Agreement.

          (e)  Investment Purpose.  The Investor is acquiring the Common Shares
               ------------------
solely for its own account for investment and not with a view toward the resale, Transfer, or distribution thereof, nor with any present intention of distributing the Common Shares. No other Person (as hereinafter defined) has any right with respect to or interest in the Common Shares to be purchased by the Investor, nor has the Investor agreed to give any Person any such interest or right in the future.

          (f)  Capacity. The Investor has full power and legal right to execute
               --------
and deliver this Agreement and to perform its obligations hereunder.

          (g)  Previous Acquisitions of Target Common Stock.  The Cash Investor
               --------------------------------------------
does not own any shares of Target Common Stock. The Exchange Investor has not acquired any shares of Target Common Stock (or any security exchangeable for or convertible into such shares) at a price in excess of the Offer Price (as defined in the Merger Agreement).

          (h)  Exchange Shares.  Except as stated in a disclosure letter dated
               ---------------
this same date, the Exchange Investor represents that he is the sole beneficial owner of his Exchange Shares, free and clear of any pledge, lien, security interest, mortgage, charge, claim, equity, option, proxy, voting restriction, voting trust or agreement, understanding, arrangement, right of first refusal, limitation on disposition, adverse claim of ownership or use or encumbrance of any kind, other than restrictions imposed by the securities laws or pursuant to this Agreement, that certain Voting Agreement, dated on or about October 24, 2000, by and between Target and the Exchange Investor, and the Merger Agreement.

     6.   Covenants.

          (a) Confidentiality. As to so much of the information and other material furnished under or in connection with this Agreement (whether furnished before, on or after the date hereof), as constitutes or contains confidential business, financial or other information of the Company or any subsidiary, each of the Investors covenants for itself, its directors, officers and partners and in its role as a director or officer of the Company or its Subsidiaries, if applicable, that it will use due care to prevent its officers, directors, partners, employees, counsel, accountants and other representatives, as the case may be, from disclosing such information to Persons other than their respective authorized employees, counsel, accountants, shareholders, partners, limited partners and other authorized representatives; provided, however, that each
                                               --------  -------
Investor may disclose or deliver any information or other material disclosed to or received by it should such Investor be advised by its counsel that such disclosure or delivery is required by law, regulation or judicial or administrative order. In the event of any termination of this Agreement prior to the Closing Date, each Investor shall return to the Company all confidential material previously furnished to such Investor or its officers, directors, partners, employees, counsel, accountants and other representatives in connection with this transaction. For purposes of this Section 6(a), "due care" means at least the same level of care that such Investor would use to protect the confidentiality of its sensitive or proprietary information, and this obligation shall survive termination of this Agreement.

          (b)  Keeping of Books.  The Company will keep proper books of record
               ----------------
and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company and its subsidiaries in accordance with GAAP.

          (c)  Lost, Etc. Certificates Evidencing Common Shares; Exchange. Upon
               ----------------------------------------------------------
receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any certificate evidencing any Common Shares owned by any Investor, and (in the case of loss, theft or destruction) of an unsecured indemnity satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of such certificate, if mutilated, the Company will make and deliver in lieu of such certificate a new certificate of like tenor and for the number of Common Shares evidenced by such certificate which remain outstanding. An Investor's agreement of indemnity shall constitute an indemnity satisfactory to the Company for purposes of this Section 6. Upon surrender of any certificate representing any Common Shares for exchange at the office of the Company, the Company at its expense will cause to be issued in exchange therefor new certificates in such denomination or denominations as may be requested for the same aggregate number of Common Shares represented by the certificate so surrendered and registered as such holder may request. The Company will also pay the cost of all deliveries of certificates for such Common Shares to any Investor (including the cost of insurance against loss or theft in an amount satisfactory to the holders) upon any exchange provided for in this Section 6.

     7.   Securities Act Restrictions. In addition to the legend required by
Section 1(a) of the Stockholders Agreement, the certificates evidencing the Common Shares will bear the following legend reflecting the restrictions on the transfer of such securities contained in this Agreement:

          "The securities evidenced hereby have not been registered under the Securities Act of 1933, as amended (the "Act"), and may not be transferred except pursuant to an effective registration under the Act or in a transaction which, in the opinion of counsel reasonably satisfactory to the Company, qualifies as an exempt transaction under the Act and the rules and regulations promulgated thereunder."

     8. Other Agreements. On the Exchange Closing Date, the Company and each of the Investors shall execute and mutually deliver a counterpart of the Stockholders Agreement. The obligation of the Exchange Investor to contribute the Target Common Stock to the Company and the obligation of the Company to issue the Exchange Shares to the Exchange Investor in exchange for such shares of Target Common Stock are each expressly conditional upon, and subject to, the Board of Directors of Target taking all action necessary to render the Rights Agreement inapplicable to such transactions and any and all other transactions contemplated by this Agreement.

     9.   Interpretation of this Agreement.

          (a) Terms Defined.  As used in this Agreement, the following terms
              -------------
have the respective meaning set forth below:

          Exchange Act: the Securities Exchange Act of 1934, as amended.

          GAAP:  generally accepted accounting principles, consistently applied.

          Person: an individual, partnership, joint-stock company, corporation, limited liability company, trust or unincorporated organization, and a government or agency or political subdivision thereof.

          Rights Agreement: the Rights Agreement, dated May 4, 1999 between the Target and ChaseMellon Shareholder Services L.L.C.

          SEC: the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

          Securities Act: the Securities Act of 1933, as amended.

          Transfer: any sale, assignment, pledge, hypothecation, or other disposition or encumbrance.

          (b) Directly or Indirectly. Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

          (c)  Governing Law. This Agreement shall be governed by and construed
               -------------
in accordance with the laws of the State of Delaware applicable to contracts made and to be performed entirely within such State.

          (d)  Section Headings. The headings of the sections and subsections of
               ----------------
this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof.

     10.  Termination.

          (a) This Agreement may be terminated at any time upon mutual agreement of the Company, VAC and the Exchange Investor. This Agreement shall automatically terminate if the Merger Agreement is not executed and delivered by the parties thereto within five business days of the date hereof.

          (b) Upon a termination of this Agreement pursuant to Section 10(a), the Company shall promptly return any Exchange Instruments delivered to it pursuant to Section 2(f) to the Exchange Investor.

     11.  Miscellaneous.

          (a)  Notices. All communications under this Agreement shall be in
               -------
writing and shall be delivered by hand or facsimile or mailed by overnight courier or by registered mail or certified mail, postage prepaid:

          (i)  if to the Company:

               ValueAct Capital Partners, L.P.
               One Maritime Plaza, Suite 1400
               San Francisco, CA 94111
               Attention: Jeff Ubben
               Facsimile No.: (415) 362-5727

                    With a copy to:

                    Kirkland & Ellis
                    200 East Randolph Drive
                    Chicago, IL 60601
                    Attention: Dennis M. Myers
                    Facsimile No.: (312) 861-2200

                    or at such other address or facsimile number as the Company may have furnished the other parties hereto in writing;

          (ii) if to any Cash Investor, at the address or facsimile number set forth below such Cash Investor's name on Schedule I
                                                                 ----------
                    hereto, or at such other address or facsimile number as such Cash Investor may have furnished the other parties hereto in writing.

          (iii)     if to the Exchange Investor:

                    Mark D. Lerdal
                    c/o KENETECH Corporation
                    500 Sansome Street, #410
                    San Francisco, CA 94111
                    Facsimile No.: (415) 984-8102

                    With a copy to:

                    Gibson, Dunn & Crutcher
                    One Montgomery St., 31/st/ Floor
                    San Francisco, CA 94114
                    Attention: Doug Smith
                    Facsimile No.: (415) 986-5309

          Any notice so addressed shall be deemed to be given: if delivered by hand or facsimile, on the date of such delivery, if a business day, otherwise the first business day thereafter; if mailed by courier, on the first business day following the date of such mailing; and if mailed by registered or certified mail, on the third business day after the date of such mailing.

          (b)  Reproduction of Documents. This Agreement and all documents
               -------------------------
relating thereto, including, without limitation, (i) consents, waivers and modifications relating hereto which may hereafter be executed, (ii) documents received by the Investors on the Closing Date (except for certificates evidencing the Common Shares themselves), and (iii) financial statements, certificates and other information previously or hereafter furnished to the Investors, may be reproduced by the Investors by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process and the Investors may destroy any original document so reproduced. All parties hereto agree and stipulate that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by the Investors in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

          (c)  Survival. All warranties, representations, and covenants made by
               --------
the Investors and the Company herein or in any certificate or other instrument delivered by any Investor or the Company under this Agreement shall be considered to have been relied upon by the Company or the Investors, as the case may be, and shall survive all deliveries to the Investors of the Common Shares, or payment to the Company for such Common Shares, regardless of any investigation made by the Company or any of the Investors, as the case may be, or on the Company's or the Investor's behalf. All statements in any such certificate or other instrument shall constitute representations and warranties by the Company hereunder.

          (d)  Attorneys' Fees.  In the event that any action or proceeding,
               ---------------
including without limitation arbitration, is commenced by any party hereto for the purpose of enforcing any provision of this Agreement, the parties to such action, proceeding or arbitration shall receive as part of any award, judgment, decision or other resolution of such action, proceeding or arbitration their costs and reasonable attorneys' fees as determined by the person or body making such award, judgment, decision or resolution. Should any claim hereunder be settled short of the commencement of any such action or proceeding, including arbitration, the parties in such settlement shall be entitled to include as part of the damages alleged to have been incurred reasonable costs of attorneys or other professionals in investigation or counseling on such claim.

          (e)  Successors and Assigns; Third Party Beneficiaries. This Agreement
               -------------------------------------------------
shall inure to the benefit of and be binding upon the successors and assigns of each of the parties. Each of the parties hereto agree and acknowledge that VAC shall be entitled to assign its rights and obligations under this agreement to one or more co-investors provided that each such co-investor agrees in writing to be bound by terms of this agreement with respect to such assignment. Notwithstanding the foregoing, no such assignment shall release VAC from its obligations hereunder. All references herein to "Cash Investor" shall be deemed to include all such co-investors in the event of any such assignment by VAC. Each of the parties hereto agree and acknowledge that the Target is a third party beneficiary of this Agreement with respect to the value being assigned to the Target Common Stock. Except for the foregoing, this Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

          (f)  Entire Agreement; Amendment and Waiver. This Agreement, the
               --------------------------------------
Stockholders Agreement and the Certificate of Incorporation of the Company constitute the entire understandings of the parties hereto and supersede all prior agreements or understandings with respect to the subject matter hereof among such parties. This Agreement may be amended, and the observance of any term of this Agreement may be waived, with (and only with) the written consent of the Company and each of the Investors and, with respect to any change in the value being assigned to the Target Common Stock, the Target.

          (g)  Severability. In the event that any part or parts of this
               ------------
Agreement shall be held illegal or unenforceable by any court or administrative body of competent jurisdiction, such determination shall not affect the remaining provisions of this Agreement which shall remain in full force and effect.

          (h)  Limitation on Enforcement of Remedies. The Company hereby agrees
               -------------------------------------
that it will not assert against the partners of any of the Investors any claim it may have under this Agreement by reason of any failure or alleged failure by any of the Investors to meet its obligations hereunder.

          (i)  Counterparts. This Agreement may be executed in one or more
               ------------
counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this SUBSCRIPTION AND CONTRIBUTION AGREEMENT on the date first written above.

                              THE COMPANY:

                              KC HOLDING CORPORATION


                              By:____________________________________
                                Name:________________________________
                                Title:_______________________________


                              THE CASH INVESTOR:


                              VALUEACT CAPITAL PARTNERS, L.P.
                                   By:   VA Partners, L.L.C.
                                   Its:  General Partners


                              By:____________________________________
                              Its:___________________________________


                              THE EXCHANGE INVESTOR:


                              Mark D. Lerdal

                          SCHEDULE I: CASH INVESTORS
                          --------------------------


             Name and Address
             ----------------

     ValueAct Capital Partners, L.P.
     One Maritime Plaza, Suite 1400
     San Francisco, CA 94111
     Attention: Jeff Ubben